EXHIBIT 10.1
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                              ESCROW AGREEMENT
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        This is an Escrow Agreement dated as of March 30, 2009, among
   PSQ, LLC, a Kentucky limited liability company ("PSQ"), General Employment Enterprises, Inc., an Illinois corporation ("GEE") (PSQ and GEE being the "Parties") and The Park Avenue Bank (the "Escrow Agent") (the Parties and the Escrow Agent being collectively the "parties").

                                  RECITALS
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        Whereas, GEE and PSQ have entered into a Securities Purchase and
   Tender Offer Agreement dated the date hereof (the "Purchase
   Agreement") pursuant to which, among other things, PSQ has agreed to purchase 7,700,000 shares of GEE common stock for $1,925,000 (the "Shares" and "Purchase Price," respectively); and

        Whereas, PSQ and GEE have agreed that PSQ will deposit the Purchase Price into escrow with the Escrow Agent upon execution of the Purchase Agreement to (i) secure (a) payment of the Purchase Price to GEE upon consummation of the purchase and sale of the Shares contemplated by the Purchase Agreement, or (b) payment of a termination fee and reimbursement of expenses to GEE if the Purchase Agreement is terminated under certain circumstances, or (ii) be returned to PSQ if the Purchase Agreement is terminated under circumstances not requiring payment of such termination fee and reimbursement of such expenses to GEE, as more fully set forth in the Purchase Agreement.

        Now, therefore, the parties agree as follows:

                                 AGREEMENTS
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        1.   AGENCY.  The Escrow Agent shall act as escrow agent for GEE and PSQ in accordance with the terms and conditions of this Agreement.

        2. DEPOSIT. PSQ has deposited the Purchase Price with Escrow Agent, and the Escrow Agent hereby acknowledges the receipt from PSQ of the Purchase Price and agrees that the Purchase Price is to be held in escrow by the Escrow Agent on the terms hereinafter set forth. The Parties hereby direct the Escrow Agent to deposit the Purchase Price in the following negotiable securities which qualify for immediate withdrawal of the Purchase Price ("Permitted Investments"): debt securities issued or guaranteed by the United States Government, FDIC fully-insured Non-Interest Bearing Transaction Account with a bank, such as and including the Park Avenue Bank of 460 Park Avenue, New York, NY 10022, with total resources (assets) of at least $500,000,000, prime commercial paper, or such other debt securities agreed to by the Parties. The collective amount of the Purchase Price and the Escrow Earnings (as defined below) is referred to herein as the "Escrow Fund", and the funds included in the Escrow Fund are referred to herein as the "Escrowed Funds".

        3. EARNINGS ON ESCROW FUND. Earnings on Permitted Investments (including, without limitation, any interest accrued thereon and any other profit realized therefrom) shall be credited, and any loss resulting from Permitted Investments shall be charged to, the Escrow Fund (the actual amount of such earnings (and interest or other profit) and losses from time to time is referred to herein as the "Escrow Earnings"). The Escrow Earnings shall include the earnings earned with respect to (a) the Escrow Fund and (b) the Escrow Earnings previously earned with respect to such Escrow Fund, and shall become a part of, and shall be included in, the Escrow Fund.

        4.   RELEASE OF ESCROWED FUNDS.
             ------------------------

             4.1 The Escrow Agent shall hold the Escrowed Funds in its possession in an escrow account in the name of the Escrow Agent until authorized or required to deliver all or any portion of such Escrowed Funds as follows:

                  (a) Upon receipt of a certificate requesting the delivery of Escrowed Funds signed by GEE and PSQ (a "Joint Certificate"), the Escrow Agent shall deliver all or a portion of the Escrowed Funds to GEE and/or PSQ as directed in such certificate, to the extent there are Escrowed Funds remaining in the Escrow Fund; or

                  (b) Upon receipt of a final, non-appealable award or order of a court of competent jurisdiction forwarded by GEE or PSQ and certified in writing by the party making such delivery as genuine and binding upon the parties with respect to payment of all or any portion of the Escrow Fund ("Judgment"), the Escrow Agent shall deliver the amount of the Escrowed Funds contained in such award or order to GEE and/or PSQ, to the extent there are remaining Escrowed Funds, as directed in such award or order.

             4.2 If the Closing (as defined in the Purchase Agreement) occurs, GEE and PSQ agree to deliver to the Escrow Agent no later than the Closing Date (as defined in the Purchase Agreement) a Joint Certificate directing the Escrow Agent to distribute to GEE out of the Escrowed Funds an amount equal to the Purchase Price by wire transfer of immediately available funds on the Closing Date to an account specified by GEE.

             4.3 If the Purchase Agreement is terminated under circumstances in which PSQ is required to pay a termination fee and reimburse expenses to GEE as specified in Section 6.2(b) of the Purchase Agreement, GEE and PSQ agree to deliver to the Escrow Agent no later than three days after the termination of the Purchase
   Agreement a Joint Certificate directing the Escrow Agent to distribute

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   (a) first, to GEE out of the Escrow Fund, within two days after the
   Escrow Agent's receipt of such Joint Certificate, an amount equal to the termination fee and the expense reimbursement amounts specified in
   Section 6.2(b) of the Purchase Agreement, which distribution shall be made to GEE by wire transfer of immediately available funds to an account specified by GEE, and (b) second, to PSQ, the remaining Escrowed Funds (if any), within two days after the Escrow Agent's receipt of such Joint Certificate, which distribution shall be made to PSQ by wire transfer of immediately available funds to an account specified by PSQ.

             4.4 If the Purchase Agreement is terminated under circumstances in which PSQ is not required to pay a termination fee or reimburse expenses to GEE as specified in Section 6.2(b) of the Purchase Agreement, GEE and PSQ agree to deliver to the Escrow Agent no later than three days after the termination of the Purchase Agreement a Joint Certificate directing the Escrow Agent to distribute to PSQ the Escrowed Funds within two days after the Escrow Agent's receipt of such Joint Certificate, which distribution shall be made to PSQ by wire transfer of immediately available funds to an account specified by PSQ.

        5. TAXES AND CHARGES ON ESCROW FUND. PSQ shall be responsible for and shall pay and discharge all taxes, assessments and governmental charges imposed on or with respect to the Escrow Fund. If requested by the Escrow Agent, PSQ agrees to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9, regardless of whether or not PSQ is exempt from reporting or withholding requirements under the Internal Revenue Code of 1986.

        6. TERMINATION. Escrow Agent's services hereunder shall terminate upon the disbursement of all of the Escrowed Funds from the Escrow Fund in accordance with paragraph 4 above.

        7. FEE. Escrow Agent shall receive a fee of $500.00 for its services hereunder, along with reimbursement for out-of-pocket expenses incurred in connection with such services and this Agreement. PSQ shall be responsible for all of the Escrow Agent's fees and expenses.

        8.   PROVISIONS CONCERNING THE ESCROW AGENT.

             8.1 Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to the Parties specifying a date when such resignation shall take effect. The Parties may remove the Escrow Agent as escrow agent by giving joint notice of such removal to the Escrow Agent and specifying a date when such removal shall take effect. Upon such notice, the Parties shall jointly appoint a successor escrow agent, such successor escrow agent to become escrow agent hereunder upon the resignation or removal date specified in the appropriate notice. Escrow Agent shall continue

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   to serve until its successor accepts its appointment as successor
   Escrow Agent and receives the Escrowed Funds.

             8.2 Escrow Agent undertakes to perform such duties as are specifically set forth herein and may conclusively rely, and shall be protected in acting or refraining from acting, on any written notice, instrument, or signature believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so.

             8.3 The Escrow Agent shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized hereby or within the rights or powers conferred upon it hereunder, nor for any action taken or omitted to be taken by it in good faith, and in accordance with the advice of counsel (which counsel may be of Escrow Agent's own choosing), and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence.

             8.4 The Parties agree to indemnify the Escrow Agent and hold it harmless against any and all liabilities incurred by it hereunder, except in the case where such liabilities result from its own willful misconduct or gross negligence.

        9.   MISCELLANEOUS.
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             9.1  This Agreement and the legal relations among the
   parties shall be governed by and construed in accordance with the laws of the state of New York, without regard to conflicts of laws principles.

             9.2 All notices and other communications shall be in writing, shall be given either by telecopy to the numbers set forth after the parties name or such other telecopy number as shall be given to such party.

             9.3 This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto.

             9.4 This Agreement and the Purchase Agreement constitute the entire agreement among the parties pertaining to the subject matter contained herein.

        IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first above written.




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   THE PARK AVENUE BANK
   ESCROW AGENT:


   By:  /s/ Matthew L. Morris
        Matthew L. Morris
   Title:  SVP
   Fax#  212-223-8086


   GENERAL EMPLOYMENT ENTERPRISES, INC.


   By:  /s/ Kent M. Yauch
   Title:  Vice President, Chief Financial Officer and Treasurer
   Fax# 630-954-0595


   PSQ, LLC


   By: /s/ Stephen B. Pence
       Stephen B. Pence, sole member
       Fax# 502-736-6205





























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